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                                                                     Exhibit 4.5

                             IDENTIX INCORPORATED

                 INFORMATION AND REGISTRATION RIGHTS AGREEMENT


     THIS INFORMATION AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of July 7, 2000 by and among Identix Incorporated, a Delaware corporation (the "Company") and Motorola, Inc., a Delaware corporation ("Motorola" or "Investor" hereunder).

                                   RECITALS

     A. The Company and Motorola have entered into a Securities Purchase Agreement dated as of July 6, 2000 for the sale by the Company and the purchase by Motorola of a certain number of shares of the Company's Series A Preferred Stock and a warrant (the "Warrant") to purchase an identified number of shares of by the Company's Common Stock (the "Purchase Agreement").

     B. In connection with the purchase and sale of the Company's securities, the Company and Motorola desire to provide for the rights of Motorola with respect to information about the Company and registration of the Common Stock issued upon conversion of the Company's securities according to the terms of this Agreement.

     THE PARTIES AGREE AS FOLLOWS:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          1.1 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          1.2 "Convertible Securities" shall mean securities of the Company convertible into or exchangeable for Registrable Securities or convertible, exchangeable or exercisable for securities which are convertible or exchangeable for the Registrable Securities.

          1.3 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          1.4 "Form S-3" shall mean Form S-3 issued by the Commission or any substantially similar form then in effect.
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          1.5  "Holder" shall mean any holder of outstanding Registrable
Securities which have not been sold to the public, but only if such holder is Motorola or an assignee or transferee of registration rights as permitted by
Section 8.

          1.6 "New Securities" shall mean any shares of equity securities of the Company (other than Common Stock) issued by the Company after the date hereof; provided that "New Securities" does not include the Convertible Securities outstanding as of the date hereof or issued or issuable pursuant to the Purchase Agreement or the Common Stock issuable upon conversion of such Convertible Securities.

          1.7 The terms "Register", "Registered", and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the applicable rules and regulations thereunder ("Registration Statement"), and the declaration or ordering of the effectiveness of such Registration Statement.

          1.8 "Registrable Securities" shall mean all shares of Common Stock issued or issuable upon conversion or exercise of any of the Company's Convertible Securities purchased by or issued to Motorola now or hereafter, including Common Stock issued pursuant to stock splits, stock dividends and similar distributions, and any securities of the Company granted registration rights pursuant to Section 7 of this Agreement, provided such shares have not been previously sold to the public.

          1.9 "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 5 of this Agreement, including, without limitation, all federal and state registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration, other than Selling Expenses.

          1.10 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          1.11 "Selling Expenses" shall mean all underwriting discounts and selling commissions and stock transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement.

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     2.   Information Rights.

     So long as the Registration Statement is effective covering the resale of Shares owned by Motorola, the Company will furnish to Motorola:

          (a) upon the request of Motorola, as soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within 150 days after the end of each fiscal year of the Company), one copy of
(i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted auditing standards certified by a national firm of certified public accountants); (ii) its Annual Report on Form 10-K; (iii) its quarterly reports on Form 10-Q (the foregoing, in each case, excluding exhibits); (iv) its Proxy Statement; and (v) its current reports on Form 8-K, if any;

          (b) upon the request of Motorola, all exhibits excluded by the parenthetical to subparagraph (a)(iii) of this Section 2, in the form generally available to the public; and

          (c) upon the reasonable request of Motorola, an adequate number of copies of the prospectuses and supplements to supply to any other party requiring such prospectuses.

     3. Inspection. The Company shall permit Motorola, at Motorola's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances, and accounts with its officers, all at such reasonable times as may be requested by Motorola; provided, however, that the Company shall not be obligated pursuant to this
Section 3 to provide any information which it reasonably considers to be a trade secret or confidential information. Subject to Section 8, the rights of Motorola under this Section 3 may not be assigned as part of Motorola's sale of any of the Registrable Securities or Convertible Securities except with the consent of the Company, which consent shall not be unreasonably withheld.

     4.   Right of First Refusal.

          4.1 Right of First Refusal of New Securities. The Company hereby grants to Motorola the right of first refusal to purchase up to its "Pro Rata Share" (as defined below) of New Securities which the Company may, from time to time, propose to sell and issue. Motorola may purchase said New Securities on the same terms and at the same price at which the Company proposes to sell the New Securities. The "Pro Rata Share" of Motorola, for purposes of this right of first refusal, is the ratio of (i) the total number of shares of Registrable Securities held by Motorola to (ii) the total number of shares of Common Stock outstanding prior to the issuance of the New Securities

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assuming full conversion of the Registrable Securities and exercise of all outstanding convertible securities, rights, options and warrants to acquire Common Stock of the Company (including any shares of Common Stock into which outstanding Convertible Securities are convertible).

          4.2 Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give to Motorola written notice (the "Notice") of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, the number of shares which Motorola is entitled to purchase pursuant to Section 4.1, and a statement that Motorola shall have 15 business days to respond to such Notice. Motorola shall have 15 business days from the date of receipt of the Notice to agree to purchase any or all of its Pro Rata Share of the New Securities for the price and upon the terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased and forwarding payment for such New Securities to the Company if immediate payment is required by such terms.

          4.3 Sale of New Securities. In the event Motorola fails to exercise in full its right of first refusal within such 15-day period, the Company shall have 60 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days after the date of such agreement) to sell the New Securities respecting which Motorola's rights were not exercised, at a price and upon general terms no more favorable to the purchaser thereof than specified in the Notice. In the event the Company has not sold the New Securities within such 60 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities to Motorola in the manner provided above.

          4.4 Additional Rights. In connection with any subsequent rounds of private equity financing undertaken by the Company in connection with or related to the iTrust Business after the date hereof, the Company shall secure for Motorola the following right of first refusal to purchase from the holder of any preferred securities of the Company sold in any such a subsequent financing ("Preferred Shares"). Such right shall provide that if such holder proposes to sell any of its Preferred Shares (a "Selling Shareholder"), it shall notify Motorola of the amount of Preferred Shares and the price at which it proposes to sell such Preferred Shares. Motorola shall have thirty (15) days from receipt of such notice to offer to purchase the Selling Shareholder's Preferred shares in the amount and at the price set forth in the notice. If Motorola declines to purchase such Preferred Shares, the Selling Shareholder shall have sixty (60) days to consummate the proposed sale as specified in the notice. If the Selling Shareholder has not consummated

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such transaction within such sixty (60) day period, it shall not transfer its
Preferred Shares without giving Motorola another thirty (15) day opportunity to purchase such Preferred Shares.

          4.5 Termination of Right of First Refusal. The right of first refusal and additional rights granted under this Section 4 shall expire upon the first to occur of:

               (a) The conversion of all shares of Series A Preferred Stock held by Motorola into shares of Common Stock; or

               (b) The merger or consolidation of the Company with or into another entity other than Motorola, Inc. (or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction)) in which the holders of the capital stock immediately prior to such merger or consolidation cease to own a majority of the voting stock.

          4.6 Waiver of Right of First Refusal. The right of first refusal granted under Section 4.1 may be waived with respect to any particular sale of New Securities as to Motorola or transferees by the holders of at least 66% of the Convertible Securities purchased by Motorola (or an equivalent number of shares consisting of Registrable Securities issued upon conversion or exercise of the Convertible Securities of the Company or a combination of such Registrable Securities and such Convertible Securities), as adjusted for recapitalizations, stock splits, stock dividends and the like.

     5.   Registration of the Shares; Compliance With The Securities Act.

          5.1 Registration Procedures and Expenses. The Company is obligated to do the following:

               (a) From and after that date which is six months after the Closing Date, as defined in the Purchase Agreement, Motorola may request in writing that the Company prepare and file with the Commission one Registration Statement on Form S-3 in order to register with the Commission the resale by Motorola of the Registrable Securities through AMEX or the facilities of any national securities exchange on which the Company's Common Stock is then traded, or in privately-negotiated transactions. The Company shall use its reasonable commercial efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably possible, and the Company shall use reasonable efforts to ensure the effectiveness of such Registration Statement for a period of 12 months from the later of the exercise of the Warrant, as defined in the Purchase Agreement, in full or the expiration of the Warrant; provided,

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however, that the Company shall have no obligation to ensure the effectiveness of such Registration Statement after such time as all of the capital stock of the Company which Motorola purchases under the Purchase Agreement is immediately resaleable under Rule 144 (as defined below) under the Securities Act. Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 5.1(a) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date 180 days immediately following the effective date of, an underwritten Registration pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing all reasonable efforts in good faith to cause such Registration to become effective. Notwithstanding any other provision to the contrary in this Agreement, the Company shall be obligated to effect no more than one Registration Statement under this Agreement.

               (b) The Company shall prepare and file with the Commission (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such SEC Reports and (iii) such other filings required by the Commission, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading until the earliest of (A) the fifth anniversary date of the Closing, (B) such date as all of the Registrable Securities have been resold or (C) such time as all of the Registrable Securities then held by Motorola can be sold within a given three-month period pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement for up to no longer than 30 days, as appropriate (a "Suspension Period"), by giving notice to Motorola, if the Company shall have determined that the Company may be required to disclose any material corporate development. The Company will use its best efforts to minimize the length of any Suspension Period. Notwithstanding the foregoing, the Company may not suspend the effectiveness of the Registration Statement more than twice in any twelve (12) month period. Motorola agrees that, upon receipt of any notice from the Company of a Suspension Period, Motorola will not sell any Registrable Securities pursuant to the Registration Statement until (i) Motorola is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) Motorola has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) Motorola has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

               (c) In order to facilitate the public sale or other disposition of all or any of the Registrable Securities by Motorola, the Company shall furnish to Motorola

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with respect to the Shares registered under the Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as Motorola reasonably requests in conformity with the requirements of the Securities Act.

               (d) The Company shall file any documents required of the Company for normal blue sky clearance in states specified in writing by Motorola; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

               (e) Other than fees and expenses, if any, of counsel or other advisers to Motorola, which fees and expenses shall be borne by Motorola, the Company shall bear all Registration Expenses.

               (f) With a view to making available to Motorola the benefits of Rule 144 promulgated under the Securities Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit Motorola to sell Registrable Securities to the public without registration or pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the fifth anniversary of the Closing Date or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to Motorola upon request, as long as Motorola owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail Motorola of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration under the Securities Act.

          5.2 Transfer of Securities After Registration. Motorola agrees that Motorola will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act, except:

               (a) pursuant to the Registration Statement, in which case Motorola shall submit the certificates evidencing the Registrable Securities to the Company's transfer agent, accompanied by a separate "Investor's Certificate" to the effect that (1) the Registrable Securities have been sold in accordance with the Registration Statement and (2) the requirement of delivering a current prospectus has been satisfied; or

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               (b)  in a transaction exempt from registration under the
Securities Act, in which case Motorola shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

          5.3 Indemnification. As used in this Section 5.3 the following terms shall have the following respective meanings:

          (a) "Selling Shareholder" shall mean the Holder of any Registrable Securities under this Agreement and any transferee of Motorola who is entitled to resell Registrable Securities pursuant to the Registration Statement and each of their officers, directors and partners, legal counsel, and accountants and each person controlling such Holder, or transferee thereof, within the meaning of Section 15 of the Securities Act;

          (b) "Registration Statement" shall include any prospectus, exhibit, supplement, notification, amendment or other document included in or relating to the Registration Statement referred to in Section 5.1; and

          (c) "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any expenses, losses, claims, damages and liabilities (or actions, proceedings, or settlements in respect thereof) to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such, expenses, losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of, or are based upon, any Untrue Statement on or after the effective date of the Registration Statement, or on or after the date of any prospectus or prospectus supplement or the date of any sale by Motorola thereunder, or arise out of any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any Registration Statement or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Shareholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend or settling any such claim, loss, damage, liability or expense; provided, however, that the Company shall not be liable to such Selling Shareholder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information

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furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement.

     Motorola agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of any Untrue Statement contained in the Registration Statement on or after the effective date thereof, or in any prospectus supplement as of its issue date or date of any sale by Motorola thereunder, if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of Motorola and stated to be specifically for use in preparation of the Registration Statement, and Motorola will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by Motorola under this
Section 5.3 exceed the gross proceeds received by Motorola from the sale of Shares covered by such Registration Statement.

     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 5.3, such indemnified person shall notify the indemnifying person (provided that the failure to give such notice shall not relieve the indemnity party of its obligations hereunder to the extent such failure is not prejudicial) in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided further, that the indemnifying person shall not be liable for any settlement entered into without the indemnifying party prior written consent, which consent shall not be unreasonably withheld; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own

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counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     If the indemnification provided for in this Section 5.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Untrue Statement relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          5.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 3 of the Purchase Agreement or Section 5 hereof upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

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

     6. Information Furnished by Holder. It shall be a condition precedent of the Company's obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company such information regarding such Holder and the distribution proposed by such Holder or Holders as the Company may reasonably request. Motorola agrees to promptly notify the Company of any changes in the information set forth in the Registration Statement regarding Motorola's plan of distribution set forth in such Registration Statement.

     7. Limitations on Registration Rights Granted to Other Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any information or registration rights, except that, with the consent of the Holders of a majority of the aggregate of the Convertible Securities and Registrable Securities then outstanding, additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement, and upon execution by such additional parties and by the Company, shall be considered an Investor for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to Exhibit
                                                                         -------
A hereto.
-

     8. Transfer of Rights. The rights to information under Sections 2 and 3, the right of first refusal under Section 4 and the right to cause the Company to Register securities granted by the Company to Motorola under this Agreement may be assigned by any Holder to a transferee or assignee of any Convertible Securities or Registrable Securities not sold to the public; provided, however, that (i) the shares of Convertible Securities or Registrable Securities acquired by said transferee must constitute at least 25% of Holder's aggregate of Convertible Securities and Registrable Securities immediately prior to the transfer and (ii) the Company must receive written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned. In addition, the rights to information under Sections 2 and 3 and the right of first refusal may not be transferred or assigned to a person deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company's business. Notwithstanding the limitation set forth above respecting the minimum number of shares which must be transferred, any Holder which is a partnership or corporation may transfer such Holder's Registration rights to such Holder's constituent partners, or subsidiaries or affiliates, as the case may be, without restriction as to the number or percentage of shares acquired by any such constituent partner, subsidiary or affiliate.

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     9.   Miscellaneous.

          9.1 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware excluding those laws that direct the application of the laws of another jurisdiction.

          9.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          9.3 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

          9.4 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to an Investor, at such Investor's address as set forth on Exhibit A, or at such other address as the
                                   ---------
Company or such Investor may designate by 10 days' advance written notice to the other parties hereto.

          9.5 Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding a majority of the Registrable Securities of this Agreement (calculated on an as-converted basis).

          9.6 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          9.7 Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract among the Company and Motorola relative to the subject matter hereof. Any previous agreement between the Company and Motorola concerning Registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and assigns of the parties.

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          9.8  Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     IN WITNESS WHEREOF, the parties hereto have executed this Information and Registration Rights Agreement as of the day and year first above written.

                                        Identix Incorporated

                                        By: /s/ James P. Scullion
                                            ---------------------
                                        Name: James P. Scullion
                                              -----------------
                                        Title: President
                                               ---------
                                        Address: Sunnyvale, CA.
                                                 -------------

                                        Motorola, Inc.

                                        By: /s/ W E Holtsberg
                                            -----------------
                                        Name: W E Holtsburg
                                              --------------
                                        Title: Vice President
                                               --------------
                                        Address: Schaumburg, IL.
                                                 --------------

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